Exhibit 4.2

EXECUTION VERSION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 20, 2013.

GOLDEN MINERALS COMPANY

WARRANT TO PURCHASE COMMON STOCK

Initial Issuance Date:   September 19, 2012

Golden Minerals Company, a Delaware company (the “Company”), hereby certifies that, for value received, Sentient Global Resources Fund IV, L.P., or its permitted successors and assigns (the “Holder”), is entitled to purchase from the Company up to a total of 682,897 shares of common stock, $0.01 par value (“Common Stock”) of the Company, subject to adjustment as provided herein (the “Warrant Shares”) at an initial price of $8.42 per share (the “Exercise Price”), at any time and from time to time on or after the Initial Exercise Date and through and including 5:00 p.m., New York time on the Expiration Date.

1.                                       Definitions.  For the purposes of this Warrant, the following terms shall have the following meanings:

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(c)) of shares of Common Stock (other than rights of the type described in Section 8(a) or 8(b) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock, standard options, stock appreciation and similar and customary employee incentive rights to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

“Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the close of business on the Trading Day immediately following the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (ii) an expected volatility equal to the greater of 50% and the 100-day volatility obtained from the HVT function on Bloomberg and (iii) the underlying price per share used in such calculation shall be the highest Closing Sale Price for any Trading Day during the ten (10) Trading Day period ending on and including the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the City of New York are authorized or required by law or other government action to close.

“Closing Sale Price” of a share of Common Stock on any date shall mean (i) if the shares of Common Stock are traded on the NYSE MKT or any other U.S. national securities exchange, the closing trade price of one share of Common Stock on such date; (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the Toronto Stock Exchange (“TSX”), the closing trade price on such date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last bid price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last bid quoted on such day in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then the fair market value as determined, in good faith, by the Board of Directors of the Company.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Common Stock Equivalents” means any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Date of Exercise” means the date on which the Holder shall have delivered to the Company the Form of Election to Purchase attached thereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Excluded Securities” means any Common Stock issued or issuable: (i) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Stock Plan, (ii) upon the conversion or exercise of Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Common Stock Equivalents is not lowered, none of such Common Stock Equivalents are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents are otherwise materially changed in any manner that adversely affects the Holder; (iii) to Persons in connection with a joint venture, strategic alliance or other commercial relationship with such Person (including Persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital; and (iv) in connection with a transaction for the purpose of acquiring, directly or indirectly, another business or its tangible or intangible assets.

“Expiration Date” means the date five years after the Initial Issuance Date.

“Initial Exercise Date” means March 20, 2013.

“Initial Issuance Date” means September 19, 2012.

“Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are traded on the NYSE MKT or any other U.S. national securities exchange, the Volume Weighted Average Price of one share of Common Stock for the three Trading Days immediately preceding such date; (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the Toronto Stock Exchange (“TSX”), the Volume Weighted Average Price of one share of Common Stock for the three Trading Days immediately preceding such date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin

Board; (iv) if the shares of Common Stock are not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined, in good faith, by the Board of Directors of the Company.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means a corporation, association, partnership, limited liability corporation, organization, business, individual, government or political subdivision thereof or governmental agency.

“Trading Day” means (i) a day on which the shares of Common Stock are traded on the NYSE MKT or such other U.S. national securities exchange on which the shares of Common Stock are then listed or quoted, (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the TSX, a day on which the shares of Common Stock are traded on the TSX, (iii) if the shares of Common Stock are not listed on any such exchange or market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iv) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in clause (i), (ii), (iii) or (iv) hereof, then Trading Day shall mean a Business Day; and provided further that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours.

“Volume Weighted Average Price” means (i) the volume weighted average sale price on the NYSE MKT as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to the Company and the Holder (“Bloomberg”), or (ii) if the Company’s Common Stock is not listed on the NYSE MKT, the volume weighted average sale price of such security on the TSX as reported by Bloomberg.

2.                                       Warrant Register

(a)                                  Warrant Register.  The Company shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of this Warrant.  Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Company by the Holder.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner of the Warrant represented thereby for the purpose of any exercise thereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(b)                                 Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant Certificate in the Warrant Register, upon surrender of this Warrant Certificate, with the Form of Assignment attached thereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant Certificate substantially in the form of this Warrant Certificate evidencing the portion of the Warrant Certificate so transferred shall be issued to the transferee and a new Warrant Certificate evidencing the remaining portion of the Warrant Certificate not so transferred, if any, shall be issued to the transferring Holder.  The delivery of the new Warrant Certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant Certificate.

(c)                                                                                  Legends.

(i)                                     Any certificate representing Warrant Shares issued upon the exercise of this Warrant will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.”

provided, the legend may be removed by delivery to the Company of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act, state securities laws or applicable Canadian securities laws.

(ii)                                  In the event the Warrant Shares are issued before January 20, 2013 the certificates representing the Warrant Shares will bear the legend set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE

TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 20, 2013.”

3.                                       Term of Warrant.  This warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Initial Exercise Date to and including the Expiration Date.  At 5:00 p.m., New York time on the Expiration Date, any portion of the Warrant not exercised prior thereto shall be and become void and of no value.

4.                                       Exercise of Warrants and Delivery of Warrant Shares.

(a)                                  A registered Holder may exercise this Warrant through a cashless exercise (a “Cashless Exercise”) pursuant to Section 4(b) below, or through a cash exercise (a “Cash Exercise”).

(b)                                 The Holder may effect a Cashless Exercise by surrendering this Warrant Certificate to the Company and noting on the Form of Election to Purchase that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue, or cause to be issued, to the Holder the number of Warrant Shares determined as follows:

	X	=	Y × (A-B)/A

where:	X	=	the number of Warrant Shares to be issued to the Holder;

	Y	=	the number of Warrant Shares with respect to which the Warrant Certificate is being exercised;

	A	=	the Market Price as of the Date of Exercise; and

	B	=	the Exercise Price.

(c)                                  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 4(e)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date but prior to 5:00 p.m., New York time on the Expiration Date, in whole or in part, by delivery (whether via facsimile or otherwise) of the Election to Purchase, in the form attached hereto. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Election to Purchase that such exercise was made pursuant to a Cashless Exercise.  The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder.  Execution and delivery of an Election to Purchase with respect to less than all of the

Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  Execution and delivery of an Election to Purchase for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.  On or before the first (1st) Trading Day following the date on which the Company has received an Election to Purchase, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Election to Purchase to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the third (3rd) Trading Day following the date on which the Company has received such Election to Purchase, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Election to Purchase, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Election to Purchase, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Election to Purchase), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of an Election to Purchase, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be).  If this Warrant is submitted in connection with any exercise pursuant to this Section 4(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon such exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the second (2nd) Trading Day after the Company’s receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant.

(d)                                 If the Company shall fail, for any reason or for no reason, to issue to the Holder within the later of (i) three (3) Trading Days after receipt of the applicable Election to Purchase and (ii) two (2) Trading Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Election to Purchase.

(e)                                  The Holder shall not have the right to exercise any portion of the Warrants, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Form of Election to Purchase, the Holder (together with such Holder’s affiliates (as defined in Rule 13e-3 of the rules and regulations promulgated under the Exchange Act, an “Affiliate”)), and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrant beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company exercisable for or convertible into Common Stock that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e) , beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4(e) applies, the determination of whether the Warrants owned by the Holder are exercisable (in relation to other securities owned by such Holder together with its Affiliates) and of which portion of the Warrant owned by such Holder is exercisable shall be in the sole discretion of such Holder, and the submission of a Form of Election to Purchase shall be deemed to be such Holder’s determination of whether the Warrants owned by such Holder are exercisable (in relation to other securities owned by such Holder together with any of its Affiliates) and of which portion of such Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” for the Holder shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant owned by such Holder.  A Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), but may not increase the Beneficial Ownership Limitation to above 9.99% in any event.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of the Warrants.  Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply if the Holder beneficially owns, immediately following the transaction in which this Warrant was originally issued, in excess of 9.99% of the shares of Common Stock then outstanding after giving effect to the provisions for calculating beneficial ownership set forth in this Section 4(e).  In addition, notwithstanding the foregoing, the Beneficial Ownership Limitation shall cease to apply as of the second Business Day prior to the Expiration Date upon written notice by the Holder to the Company not less than 65 days prior to such Expiration Date.

5.                                       Charges, Taxes and Expenses.  Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue, or transfer agent fee in respect of the issuance of such certificates, all of which shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring any Warrant Certificate or receiving Warrant Shares upon exercise thereof.

6.                                       Replacement of Warrant Certificate.  If this Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for this Warrant Certificate, a new Warrant Certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Under such circumstances, the Holder shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

7.                                       Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this Warrant (taking into account the adjustments and restrictions of Section 8).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, and be fully paid and nonassessable.

8.                                       Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of each Warrant then outstanding are subject to adjustment from time to time as set forth in this Section 8.

(a)                                  Stock Dividends and Splits.  If the Company, (i) pays a stock dividend on its Common Stock, (ii) subdivides outstanding shares of Common Stock into a greater number of shares, or (iii) combines outstanding shares of Common Stock into a lesser number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Extraordinary Transactions.

(i)                                     If, (1) the Company effects any merger, amalgamation, arrangement, or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer by the Company is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, an “Extraordinary Transaction”), then this Warrant will become the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Extraordinary Transaction if it had been, immediately prior to such Extraordinary Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the relevant Warrant (the “Alternate Consideration”) in lieu of Common Stock.  The aggregate Exercise Price for the Warrant will not be affected by any such Extraordinary Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in an Extraordinary Transaction, then the Holder, to the extent practicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Extraordinary Transaction.  In addition, at the request of the Holder, upon surrender of this Warrant, any successor to the Company or surviving entity in such Extraordinary Transaction shall issue to such Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  This Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Extraordinary Transaction.

(ii)                                  Notwithstanding anything in clause (i) above to the contrary, in the event of an Extraordinary Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Extraordinary Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Extraordinary Transaction.  As used herein, “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on the Bloomberg Financial Markets (“Bloomberg”) determined as of the day of consummation of the applicable Extraordinary Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the closing of the applicable Extraordinary Transaction and the Expiration Date, (B) an expected volatility equal to the lesser of 50% and the 100-day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Extraordinary Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Extraordinary Transaction and (D) a remaining option time equal to the time between the date of the closing of the applicable Extraordinary Transaction and the Expiration Date.  For purposes of the foregoing, the value of any non-cash consideration in any Extraordinary Transaction will be determined in good faith by the Board of Directors of the Company or Successor Entity, (1) “Successor Entity” means the Person (as defined below) (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Extraordinary Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Extraordinary Transaction shall have been entered into, (2) “Eligible Market” means the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing), (3) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Extraordinary Transaction.

(c)                                  Adjustment Upon Issuance of Shares of Common Stock.  If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 8(c) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Applicable Price shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(1)                                  the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect, plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(2)                                  the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

For purposes of determining the adjusted Exercise Price under this Section 8(c), the following shall be applicable:

(i)                                     Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the lower of (x) the exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option and (y) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of any such Option or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities. For clarification purposes and without limiting the foregoing, in calculating the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” paid or payable to the Company pursuant to this Section 8(c)(i), any amounts paid or payable to the holder of such Option (or any other Person) upon such conversion, exercise or exchange of such Option shall reduce the value of the consideration paid or payable to the Company in such conversion, exercise or exchange and/or, as the case may be, the value of any other consideration or benefit conferred.

(ii)                                  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the lower of (x) the conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof and (y) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 8(c)(ii), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale. For clarification purposes and without limiting the foregoing, in calculating the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” paid or payable to the Company pursuant to this Section 8(c)(ii), any amounts paid or payable to the holder of such Convertible Security (or any other Person) upon conversion or exercise (as applicable) of such Convertible Security shall reduce the value of the consideration paid or payable to the Company in such conversion, exercise or exchange and/or, as the case may be, the value of any other consideration or benefit conferred.

(iii)                               Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(c)(iii) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)                              Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Volume Weighted Average Price of such security for each of the three (3) Trading Days immediately preceding the date of receipt.  The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)                                 Exercise Floor Price.   Unless and until such time as the Company receives any stockholder approval that may be required under any applicable stockholder approval provisions in order to allow the Exercise Price to be less than the Exercise Floor Price (as defined below), including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (the “Required Stockholder Approval”), no adjustment pursuant to Section 8(c) shall cause the Exercise Price to be less than $7.01, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Exercise Floor Price”).  The Company shall not effect a Dilutive Issuance that would cause the Exercise Price to be less than the Exercise Floor Price without first obtaining the Required Stockholder Approval.

(vi)                              Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d)                                 Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to Section 8(a) or (c), the number of Warrant Shares that may be purchased upon exercise of the Warrant shall be increased or decreased proportionately, as the case may be, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                                  Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

(f)                                    Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will reasonably promptly calculate such adjustment in accordance with the terms of this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or type of Alternate Consideration issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  The Company will reasonably promptly (but in any event within ten Business Days) deliver to the Holder a copy of each such certificate.

(g)                                 Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction.  Notwithstanding anything to the contrary in this Section 8(f), the failure to deliver any notice under this Section 8(f) or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9.                                       Reserved.

10.                                 Holder not Deemed a Stockholder.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a Holder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrants be construed to confer upon the Holder, solely in such Person’s capacity as a Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares to which Person is then entitled to receive upon the due exercise of the Warrants.

11.                                 No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of a Warrant.  In lieu of any fractional Warrant Shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Market Price on the Date of Exercise.

12.                                 Exchange Act Filings.

(a)                                  The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the Securities and Exchange Commission pursuant to

Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.

(b)                                 The Company shall use its commercially reasonable efforts to file all reports required to be filed pursuant to the Exchange Act.

13.                                 Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Election to Purchase) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:

if to the Company:	Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attn: Chief Financial Officer
Facsimile No.: (303) 839-5907

with copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, CO 80202
Attn: Deborah Friedman
Facsimile No.: (303) 893-1379

if to the Holder:	Sentient Global Resources Fund IV, L.P.
Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South
PO Box 10795
George Town, Grand Cayman KY1-1007
Cayman Islands
Attention: Sue Bjuro — Office Manager
Facsimile No.: (345) 946-0921

with copy (which shall not constitute notice) to:

Quinn & Brooks LLP
c/o Gregory A. Smith
P.O. Box 590
Larkspur, CO 80118

14.                                 Miscellaneous.

(a)                                  Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the Company and the Holders, and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Agreement.

(b)                                 Amendments and Waivers.  The Company may, without the consent of the Holder, by supplemental agreement or otherwise, (i) make any changes or corrections in this Agreement that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holder, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of the Holder of the Warrant in any material respect.  The Company may, with the consent of the Holder, amend in any way, by supplemental agreement or otherwise, this Warrant.

(c)                                  Choice of Law, etc.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)                                 Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)                                  Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Senior Vice President & Chief Financial Officer

SENTIENT GLOBAL RESOURCES FUND IV, L.P.

By:	/s/ Gregory Link
Name:	Gregory Link
Title:	Director

EXECUTION VERSION

FORM OF ELECTION TO PURCHASE

To Golden Minerals Company:

In accordance with the Warrant Certificate enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to exercise the Warrant with respect to                                          Warrant Shares in accordance with the terms of the Warrant Agreement.

1.                                       Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

            a Cash Exercise; or

            a Cashless Exercise.

2.                                       Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price, in lawful money of the United States, in cash, certified check or bank draft payable to the order of the Company (or as otherwise agreed to by the Company) delivered to the Company, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

3.                                       Representations.  By executing this Form of Election to Purchase, the undersigned certifies as follows (check only one of the following boxes):

☐                                    The undersigned holder (i) is acquiring the Common Shares for its own account for investment purposes only, and not with a view to their resale or distribution, (ii) has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of an investment in the Common Shares and is able to bear the economic risk of the loss of such investment, and (iii) is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

☐                                    The undersigned holder (i) is outside the United States (as defined in Regulation S promulgated by the U.S. Securities and Exchange Commission under the U.S. Securities Act) and not a U.S. person (as defined in Regulation S) (a “U.S. Person”), at the time of execution and delivery of this notice; (ii) is not exercising the right provided for herein for the account or benefit of a person in the United States or a U.S. Person; (iii) is not exercising the Warrant with the intent to distribute either directly or indirectly any of the securities acquirable upon exercise in the United States, except in compliance with the U.S. Securities Act; and (iv) has in all other respects complied with the terms of Regulation S of the U.S. Securities Act.

☐                                    The undersigned has delivered herewith an opinion of counsel, addressed to the Company in form and substance satisfactory to the Company, that no violation of the registration provisions of the U.S. Securities Act or the securities laws of any state of the United States would result from the exercise of the Warrant.

The undersigned understands that the certificate representing the Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned hereby acknowledges that it is aware that the Warrant Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

Address:

Social Security or Tax I.D. No.:

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

DATED this             day of                                                           ,                   .

)
	)	Signature of Registered Holder
)
)
Witness	)	Name of Registered Holder

Note:                   The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Schedule is attached.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     the right represented by the within Warrant Certificate to purchase                     shares of Common Stock of Golden Minerals Company to which the within Warrant Certificate relates and appoints                     attorney to transfer said right on the books of Golden Minerals Company with full power of substitution in the premises.

The undersigned confirms that the transfers are made in compliance with all applicable securities legislation and requirements of regulatory authorities.

If the sale evidenced hereby is being made to a U.S. Person (as such term is defined in Regulation S to the United States Securities Act of 1933 (the “U.S. Securities Act”)), the undersigned by the execution of this form of transfer hereby certifies that such sale does not require registration of the Warrant being transferred hereby under the U.S. Securities Act and tenders herewith evidence satisfactory to the Corporation to such effect.

Dated:
(Signature must conform in all respects to name of holder as specified on the front page of the Warrant Certificate)

Address of Transferee

In the presence of: